EXHIBIT 2(c)












                         AGREEMENT AND PLAN OF MERGER

                                by and between

                          GENERAL MOTORS CORPORATION

                                     and

                                 CORPORATION



                         DATED AS OF __________, 1997

                         AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of __________, 1997 by and between General Motors Corporation, a Delaware corporation ("GM"), and __________ Corporation, a Delaware corporation and a wholly owned subsidiary of GM ("Mergeco"). GM and Mergeco are sometimes referred to herein individually as a "Party" and collectively as the "Parties." Certain capitalized terms used herein have the meanings ascribed to such terms in Section 1 hereof.

      WHEREAS, Hughes is an indirect wholly owned subsidiary of GM;

      WHEREAS, Hughes and Raytheon desire to combine Raytheon's business with the Defense Business pursuant to the Hughes Merger Agreement;

      WHEREAS, as a condition to entering into the Hughes Merger Agreement, Raytheon has required that GM and Hughes agree that, at the time of consummation of the Hughes Merger, Hughes be an independent, publicly owned company, comprising the Defense Business;

      WHEREAS, Mergeco has been formed for the purpose of effectuating the spin-off of Hughes from GM and certain related transactions;

      WHEREAS, the Parties intend that, subject to the terms and conditions hereof, Mergeco will merge with and into GM in a tax-free (to GM and the holders of GM Common Stocks) transaction pursuant to which, among other things, (i) the GM Class H Stockholders will receive a distribution of shares of Hughes Class A Common Stock in respect of their shares of GM Class H Common Stock and GM Class H Common Stock will be recapitalized into GM Class HT Common Stock and (ii) the GM $1-2/3 Common Stockholders will receive a distribution of shares of Hughes Class A Common Stock in respect of their shares of GM $1-2/3 Common Stock; and

      WHEREAS, the GM board of directors has determined that the transactions contemplated hereby are desirable and in the best interests of GM and the holders of the GM Common Stocks and, by resolutions duly adopted, has approved and adopted this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

      Section 1.     Definitions

      "Agreement" has the meaning set forth in the preface above.

      "Closing" has the meaning set forth in Section 2(b) below.

      "Closing Time" has the meaning set forth in Section 2(b) below.

             "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

             "Defense Business" has the meaning ascribed to such term in the Master Separation Agreement.

             "Delaware Certificate of Merger" has the meaning set forth in
       Section 2(c) below.
                                        - 1 -

             "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

             "Delco" has the meaning ascribed to such term in the Master Separation Agreement.

             "EDS" means Electronic Data Systems Corporation, a Delaware corporation and a former wholly owned subsidiary of GM.

             "Effective Time" has the meaning set forth in Section 2(d)(i) below.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

             "GM" has the meaning set forth in the preface above.

             "GM Class H Common Stock" means the Class H Common Stock, $0.10 par value per share, of GM.

             "GM Class H Stockholder" means any holder of record of GM Class
H Common    Stock.

             "GM Class HT Common Stock" means the Class H Common Stock, $0.10 par value per share, of GM, as described on Exhibit A attached hereto.

             "GM Common Stocks" means collectively the GM $1-2/3 Common Stock and the GM Class H Common Stock.

             "GM Implementation Agreement" means the Implementation Agreement dated as of January 16, 1997 by and between GM and Raytheon, as amended from time to time.

             "GM Transactions" means collectively (i) the HEC Reorganization,
(ii) the Hughes Recapitalization, (iii) the spin-off of Hughes from GM as contemplated hereby, (iv) the recapitalization of GM Class H Common Stock into GM Class HT Common Stock as contemplated hereby, (v) the consummation of the Spin-Off Merger pursuant hereto, (vi) the execution and delivery of each of the Separation Agreements and (vii) the consummation of the other transactions and events contemplated hereby.

             "GM $1-2/3 Common Stock" means, as of immediately prior to the Effective Time, the Common Stock, $1-2/3 par value per share, of GM and, at and after the Effective Time, the Common Stock, $1-2/3 par value per share, of the Surviving Corporation.

             "GM $1-2/3 Common Stockholder" means any holder of record of GM $1-2/3 Common Stock.

             "Governmental Authority" means any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority.

             "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

             "HEC" means Hughes Electronics Corporation, a Delaware corporation, a wholly owned subsidiary of GM and the sole stockholder of Hughes.

                                        - 2 -

             "HEC Reorganization" means the Telecom Spin-Off, the transfer of Delco by HEC to GM or another subsidiary of GM, the merger of Hughes Subsidiary with and into Hughes and all related transfers of assets and liabilities by and among Hughes, Telecom and Delco and their respective subsidiaries.

             "Hughes" means HE Holdings, Inc., a Delaware corporation and an indirectly wholly owned subsidiary of GM.

             "Hughes Class A Common Stock" means the Class A Common Stock, $0.01 par value per share, of Hughes, as set forth in Exhibit A to the Hughes Merger Agreement.

             "Hughes Class B Common Stock" means the Class B Common Stock, $0.01 par value per share, of Hughes, as set forth in Exhibit A to the Hughes Merger Agreement.

             "Hughes Distribution Ratio" means the relationship between (i) the number of shares of Hughes Class A Common Stock to be allocated and distributed to the holders of GM $1-2/3 Common Stock and (ii) the number of shares of Hughes Class A Common Stock to be allocated and distributed to the holders of GM Class H Common Stock, in each case pursuant to the Spin-Off Merger, as set forth in Section 2(d) hereof.

             "Hughes Merger" means the merger of Raytheon with and into Hughes, with Hughes as the surviving corporation.

             "Hughes Merger Agreement" means the Agreement and Plan of Merger dated as of January 16, 1997 by and between Hughes and Raytheon, as amended from time to time.

             "Hughes Recapitalization" means the adoption by Hughes of a certificate of incorporation authorizing the Hughes Class A Common Stock and Hughes Class B Common Stock and the recapitalization of the shares of Hughes Common Stock owned by GM into shares of Hughes Class A Common Stock.

             "Hughes Spin-Off Separation Agreement" means the Hughes Spin-Off Separation Agreement attached as Exhibit J to the Master Separation Agreement, as amended from time to time in accordance with the terms thereof and Section 4.2(b) of the GM Implementation Agreement.

             "Hughes Subsidiary" means Hughes Aircraft Company, a Delaware corporation and, immediately prior to the consummation of the transactions constituting the HEC Reorganization, a wholly owned subsidiary of Hughes.

             "Intercompany Payment" has the meaning ascribed to such term in the Hughes Merger Agreement.

             "IRS" means the Internal Revenue Service.

             "Master Separation Agreement" means the Master Separation Agreement attached as Exhibit B to the GM Implementation Agreement, as amended from time to time in accordance with the terms thereof and Section 4.2(b) of the GM Implementation Agreement.

             "Mergeco" has the meaning set forth in the preface above.

             "Mergeco Share" means any share of the Common Stock, no par value, of Mergeco.
                                        - 3-

             "Merrill Lynch" has the meaning set forth in Section 3(c) below.

             "Parties" has the meaning set forth in the preface above.

             "Party" has the meaning set forth in the preface above.

             "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

             "Raytheon" means Raytheon Company, a Delaware corporation.

             "Registration Statements" means all registration statements under the Securities Act and the proxy or consent solicitation statement under the Exchange Act required to be filed by GM and Hughes in connection with the GM Transactions.

             "Requisite Stockholder Approval" means the approval of the holders of (i) a majority of the voting power of all outstanding shares of the GM Common Stocks, voting together as a single class based on their respective per share voting power pursuant to the provisions set forth in GM's Amended and Restated Certificate of Incorporation, as amended, (ii) a majority of the outstanding shares of GM $1-2/3 Common Stock, voting as a separate class, and (iii) a majority of the outstanding shares of GM Class H Common Stock, voting as a separate class.

             "Ruling" has the meaning set forth in Section 3(e) below.

             "Salomon Brothers" has the meaning set forth in Section 3(c) below.

             "SEC" means the Securities and Exchange Commission.

             "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "Separation Agreements" means collectively the Master Separation Agreement and all of the other agreements contemplated thereby.

             "Spin-Off Merger" has the meaning set forth in Section 2(a) below.

             "Subsidiary" means, with respect to a Party, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Party or by any one or more of its subsidiaries, or by such Party and one or more of its subsidiaries.

             "Supplemental Ruling" has the meaning set forth in Section 3(f) below.

             "Surviving Corporation" has the meaning set forth in Section 2(a) below.





                                        - 4 -

             "Tax-Free Status of the EDS Split-Off" means the nonrecognition of taxable gain or loss for United States federal income tax purposes to GM and GM's current or former stockholders, including, without limitation, the former holders of GM's Class E Common Stock, par value $0.10 per share, in connection with the split-off of EDS from GM which split-off was consummated on June 7, 1996.

             "Telecom" has the meaning ascribed to such term in the Master Separation Agreement.

             "Telecom Spin-Off" means the spin-off of Telecom by Hughes to GM.

             Section 2. Basic Transaction.

             (a) The Spin-Off Merger. On the terms and subject to the conditions of this Agreement, Mergeco shall merge with and into GM (the "Spin-Off Merger") at and as of the Effective Time. GM shall be the corporation surviving the Spin-Off Merger (the "Surviving Corporation").

             (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York, or at such other place as GM may determine, on such date and at such time as GM may determine (the "Closing Time"), which time shall be on or after the time at which all conditions to the obligations of GM to consummate the transactions contemplated hereby are satisfied or waived by GM and which time shall be immediately prior to the consummation of the Hughes Merger.

             (c) Actions at the Closing. At the Closing, GM will cause to be filed with the Secretary of State of the State of Delaware, as provided in Section 251 of the Delaware General Corporation Law, a Certificate of Merger (the "Delaware Certificate of Merger").

             (d)     Effects of Spin-Off Merger.

                      (i) General. The Spin-Off Merger shall become effective at such time (the "Effective Time") as GM files the Delaware Certificate of Merger with the Secretary of State of the State of Delaware or as is otherwise specified in the Delaware Certificate of Merger. The Spin-Off Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including the execution and delivery of any document) in the name and on behalf of either GM or Mergeco in order to carry out and effectuate the transactions contemplated by this Agreement.

                      (ii) Certificate of Incorporation. At the Effective Time, Article Fourth of the Certificate of Incorporation of GM will be amended to read in its entirety as set forth in Exhibit A attached hereto and the Certificate of Incorporation of GM as in effect at and as of immediately prior to the Effective Time, with Article Fourth as so amended and with all Certificates of Designations then in effect, shall be the Certificate of Incorporation of the Surviving Corporation.

                      (iii) Bylaws. The Bylaws of GM as in effect at and as of immediately prior to the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment as a result of the Spin-Off Merger.

                                        - 5 -

                      (iv) Directors and Officers. The directors and officers of GM in office at and as of immediately prior to the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

                      (v) Distribution on and Recapitalization of GM Class H Common Stock. At and as of the Effective Time, by virtue of the Spin-Off Merger and without any action on the part of GM, Mergeco, any holder of any capital stock of GM or any other Person, (A) each share of GM Class H Common Stock issued and outstanding as of immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2(d)(viii)) shall be recapitalized and converted into one fully paid and nonassessable share of GM Class HT Common Stock and the right to receive a distribution of ___ fully paid and nonassessable shares of Hughes Class A Common Stock and
(B) all such shares of GM Class H Common Stock shall be canceled and shall cease to exist. No share of GM Class H Common Stock shall be exchanged for GM $1-2/3 Common Stock at a 120% exchange ratio as currently provided under certain circumstances in the GM Certificate of Incorporation by virtue of the Spin-Off Merger. Accordingly, from and after the Effective Time, (x) for all purposes of determining the record holders of GM Class HT Common Stock and Hughes Class A Common Stock, the holders of GM Class H Common Stock as of immediately prior to the Effective Time shall be deemed to be holders of GM Class HT Common Stock and Hughes Class A Common Stock distributed to such holders pursuant to this subsection and (y) subject to any transfer of such stock, each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, GM Class HT Common Stock and Hughes Class A Common Stock distributed to such holders pursuant to this subsection. Each such holder shall be entitled, upon proper surrender (in accordance with the requirements specified in the letter of transmittal and other instructions provided to such holder following the Effective Time) of the certificate or certificates representing the shares of GM Class H Common Stock formerly held by such holder, to receive one or more certificates representing the shares of GM Class HT Common Stock and one or more certificates representing the shares of Hughes Class A Common Stock then held by such holder.

                      (vi) Distribution on and Conversion of GM $1-2/3 Common Stock. At and as of the Effective Time, by virtue of the Spin-Off Merger and without any action on the part of GM, Mergeco, any holder of any capital stock of GM or any other Person, each share of GM $1-2/3 Common Stock issued and outstanding as of immediately prior to the Effective Time (subject to Section 2(d)(viii)) shall be converted into (A) one fully paid and nonassessable share of GM $1-2/3 Common Stock of the Surviving Corporation having the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions thereof, as the share of GM $1-2/3 Common Stock being converted pursuant thereto and (B) the right to receive a distribution of ___ fully paid and nonassessable shares of Hughes Class A Common Stock. Accordingly, from and after the Effective Time,
(x) for all purposes of determining the record holders of Hughes Class A Common Stock, the holders of GM $1-2/3 Common Stock as of immediately prior to the Effective Time shall be deemed to be holders of Hughes Class A Common Stock distributed to such holders pursuant to this subsection and (y) subject to any transfer of such stock, each such holder shall be entitled to receive all dividends payable on, and exercise voting rights and all other rights and privileges with respect to, Hughes Class A Common Stock distributed to such holder pursuant to this subsection. Without any action on the part of any holder of GM $1-2/3 Common Stock, following the Effective Time each such holder shall receive one or more certificates representing the shares of Hughes Class A Common Stock then held by such holder as a result of the foregoing.
                                        - 6 -
                      (vii) Other GM Capital Stock. All classes and series of GM capital stock outstanding as of immediately prior to the Effective Time, other than GM Class H Common Stock and GM $1-2/3 Common Stock, shall remain unaffected as a result of the Spin-Off Merger, except as otherwise set forth in Exhibit A attached hereto. At and as of the Effective Time, the capital stock of the Surviving Corporation, other than the Class HT Common Stock (which shall be represented by new certificates as provided in Section 2(d)(v) above), shall be represented by the certificates representing the corresponding capital stock of GM outstanding as of immediately prior to the Effective Time.

                      (viii) Treasury Shares. At and as of the Effective Time, by virtue of the Spin-Off Merger, without any action on the part of GM, Mergeco or any other Person, each share of GM Class H Common Stock held by GM as treasury stock as of immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no stock or other consideration shall be delivered in exchange therefor. No share of GM $1-2/3 Common Stock held by GM as treasury stock as of immediately prior to the Effective Time shall be converted into the right to receive a distribution of any shares of Hughes Class A Common Stock in connection herewith.

                      (ix) Mergeco Shares. Each Mergeco Share issued and outstanding as of immediately prior to the Effective Time shall be canceled and retired and shall cease to exist and no stock or other consideration shall be delivered in exchange therefor.

             (e) Closing of Transfer Records. After the Effective Time, transfers of shares of GM Class H Common Stock outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation or otherwise.

             (f) Exchange Procedures. Certificates representing the shares of GM Class HT Common Stock and Hughes Class A Common Stock to which holders of GM Common Stocks are entitled pursuant to Sections 2(d)(v) and
(vi) shall be delivered as contemplated in Section 2.1(d) of the Hughes Spin-Off Separation Agreement.

             (g) GM Ownership of Hughes Class A Common Stock. As of immediately after the Effective Time, GM shall not own any shares of Hughes Class A Common Stock.

             Section 3. Conditions to Obligation to Close. The obligation of GM to consummate the Spin-Off Merger is subject to satisfaction of the following conditions:

             (a) no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of any of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of any of the transactions contemplated by this Agreement;

             (b) the GM Transactions, including the adoption of this Agreement, shall have received the Requisite Stockholder Approval;

             (c) GM shall have received from each of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Salomon Brothers Inc ("Salomon Brothers") a written opinion, dated on or about the date of the proxy or consent solicitation statement included in the Registration Statements, addressed to GM's board of directors that, as of such date, on the basis of and subject to the assumptions, limitations and other matters set forth therein, taking into account all relevant aspects of the GM Transactions, the consideration to be provided to GM and its subsidiaries and to the holders of GM $1-2/3 Common Stock and the holders of GM Class H Common Stock in the GM Transactions is fair, from a financial point of view, to the holders of GM $1-2/3 Common Stock and to the holders of GM Class H Common Stock, together with a consent authorizing the inclusion of such opinion in the Registration Statements, and neither of such opinions shall have been withdrawn, revoked or modified;

             (d) GM shall have received from Goldman, Sachs & Co. a written confirmation, dated on or about the date of the proxy or consent solicitation statement included in the Registration Statements, of its opinion, dated January 16, 1997, to the boards of directors of GM, HEC and Hughes that, as of such date, on the basis of and subject to the assumptions, limitations and other matters set forth therein, the Aggregate Consideration (as defined therein) is fair to the GM Group (as defined therein) as a whole, together with a consent authorizing the use of such opinion and confirmation in connection with the Registration Statements, and neither of such opinion or confirmation shall have been withdrawn, revoked or modified;

             (e) GM shall have received a ruling from the IRS (the "Ruling"), in form and substance reasonably satisfactory to GM, to the effect that each of (i) the distribution of Hughes Class A Common Stock to GM Class H Stockholders and GM $1-2/3 Stockholders as contemplated by this Agreement and (ii) the Telecom Spin-Off will constitute a tax-free (to the applicable distributing corporation and its stockholders) distribution under Sections 355 and 368(a)(1)(D) of the Code, and GM shall not have been notified by the IRS that the Ruling has been withdrawn, invalidated or modified in any way, and GM shall not have determined in good faith, on the basis of advice of tax counsel, that the representations and assumptions underlying the Ruling are not true and correct in all material respects;

             (f) GM shall have received a ruling from the IRS (the "Supplemental Ruling"), in form and substance reasonably satisfactory to GM, that the consummation of the transactions contemplated by this Agreement and the consummation of the Hughes Merger will not in any way jeopardize the Tax-Free Status of the EDS Split-Off, and GM shall not have been notified by the IRS that the Supplemental Ruling has been withdrawn, invalidated or modified in any way, and GM shall not have determined in good faith, on the basis of advice of tax counsel, that the representations and assumptions underlying the Supplemental Ruling are not true and correct in all material respects;

             (g) GM shall have received an opinion from Kirkland & Ellis, in form and substance reasonably satisfactory to GM, to the effect that, on the basis of and subject to the assumptions, representations, limitations and other matters set forth therein, (i) the recapitalization of GM Class H Common Stock into GM Class HT Common Stock contemplated hereby will be tax-free to GM and the holders thereof and (ii) each of GM Class H Common Stock and GM Class HT Common Stock is stock of GM for U.S. federal income tax purposes;

             (h) each of the HEC Reorganization and the Hughes Recapitalization shall have been fully consummated;

             (i) each of the Separation Agreements shall have been fully executed and delivered, and each of the same shall be in full force and effect;

             (j) GM's board of directors shall not have determined in good faith, in the exercise of its fiduciary obligations under applicable law, on the basis of oral or written advice of outside counsel, that consummation of the GM Transactions would not be both in the best interests of GM and its common stockholders and fair to the holders of GM $1-2/3 Common Stock and to the holders of GM Class H Common Stock;

             (k) all conditions to the Hughes Merger, other than the consummation of the Spin-Off Merger, shall have been satisfied or waived (provided that any such waiver by Hughes shall have been made only with GM's consent) and the parties to the Hughes Merger Agreement shall be prepared to cause the consummation of the Hughes Merger immediately following the Effective Time;

             (l) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act and any applicable similar law of any foreign jurisdiction with respect to the GM Transactions shall have expired or otherwise been terminated and the Parties shall have made all other required notifications with respect to the GM Transactions and shall have received all other required authorizations, consents and approvals with respect to the GM Transactions of all governments and governmental agencies to which GM, its Subsidiaries or the GM Transactions are subject (including, without limitation, those of foreign governments and governmental agencies);

             (m) the Registration Statements shall have become effective under the Securities Act and the Exchange Act and no stop order suspending the effectiveness of any of the Registration Statements shall have been issued and no proceeding for that purpose shall have been initiated by the SEC;

             (n) the shares of GM Class HT Common Stock and Hughes Class A Common Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

             (o)     the Intercompany Payment shall have been paid in full.

       GM may waive any condition specified in this Section 3 in its sole discretion.

             Section 4. Termination.

             (a) Termination of Agreement. GM may terminate this Agreement (with the prior authorization of its board of directors, if applicable, whether before or after receipt of the Requisite Stockholder Approval) as provided below:

                      (i) GM may terminate this Agreement by giving written notice to Mergeco at any time prior to the Effective Time in the event that GM's board of directors determines in good faith, in the exercise of its fiduciary obligations under applicable law, on the basis of oral or written advice of outside counsel, (A) that consummation of the GM Transactions as then set forth herein would not be both in the best interests of GM and its common stockholders and fair to the holders of GM $1-2/3 Common Stock and the holders of GM Class H Common Stock and (B) that the foregoing determination could not reasonably be avoided by adjusting the Hughes Distribution Ratio so as to satisfy the conditions set forth in Section 1.1 of the GM Implementation Agreement as of the date of such adjustment;

                      (ii) GM may terminate this Agreement by giving written notice to Mergeco at any time prior to the Effective Time in the event that (A) any opinion or confirmation referred to in Section 3(c) is withdrawn or revoked or (B) any opinion or confirmation referred to in
Section 3(d) is withdrawn or revoked.

                      (iii) GM may terminate this Agreement by giving written notice to Mergeco at any time prior to the Effective Time in the event that GM has been notified by the IRS that the Ruling has been withdrawn, invalidated or modified in an adverse manner or has been notified by the IRS or otherwise reasonably determines, on the basis of advice of outside tax counsel, that the consummation of any of (A) the distribution of Hughes Class A Common Stock to GM Class H Stockholders and GM $1-2/3 Stockholders, (B) the Telecom Spin-Off and (C) the recapitalization of the GM Class H Common Stock into GM Class HT Common Stock will not be tax-free as contemplated by Section 3(e) or Section 3(g);

                      (iv) GM may terminate this Agreement by giving written notice to Mergeco at any time prior to the Effective Time in the event that GM has been notified by the IRS that the Supplemental Ruling has been withdrawn, invalidated or modified or has been notified by the IRS or otherwise reasonably determines, on the basis of advice of outside tax counsel, that the consummation of the transactions contemplated by this Agreement will jeopardize the Tax-Free Status of the EDS Split-Off;

                      (v) GM may terminate this Agreement by giving written notice to Mergeco in the event the GM Transactions, including the adoption of this Agreement, fail to receive the Requisite Stockholder Approval at the time contemplated by the Registration Statements; and

                      (vi) GM may terminate this Agreement by giving written notice to Mergeco at any time following the termination of the Hughes Merger Agreement or the GM Implementation Agreement in accordance with their terms.

             (b) Effect of Termination. If GM terminates this Agreement pursuant to Section 4(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

             Section 5. Amendment. Subject to Section 4.2(b) of the GM Implementation Agreement, this Agreement may be amended at any time and from time to time if set forth in a writing executed by both Parties; provided, however, that any such amendment made after this Agreement has received the Requisite Stockholder Approval shall not (i) alter or change the amount or kind of shares, securities, cash and/or property to be distributed to, or the rights to be received in exchange for or on recapitalization and conversion of, the GM Class H Common Stock, (ii) alter or change the amount or kind of shares, securities, cash and/or property to be distributed to, or the rights to be received by, GM $1-2/3 Common Stockholders, (iii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation or
(iv) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of GM capital stock.


                                      * * * * *

             IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

                                          GENERAL MOTORS CORPORATION


                                         By:______________________________
                                           Name:
                                           Its:



                                          ____________________CORPORATION


                                        By:______________________________
                                           Name:
                                           Its:










































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